UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2017

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Boot Road Downington, PA		19335
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 994-7002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

On August 31, 2017, VerifyMe, Inc. (the “Company”) granted restricted stock awards of 300,000 shares of common stock to each director, except its Chairman and new Chief Executive Officer, or a total of 2,100,000 shares vesting quarterly over a one-year period subject to continued board service on applicable vesting dates.
On October 11, 2017, the Company issued 150,000 shares of common stock to a consultant and former executive officer upon delivery of shares underlying a Restricted Stock Unit Agreement dated June 11, 2015.
On October 19, 2017, the Company issued 464,775 shares of common stock to Paul Klapper, a director, in connection with a $25,000 loan made to the Company on October 9, 2014, to an entity he controls.
All securities were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) as a transaction not involving a public offering. Each investor was an accredited investor and acquired the securities for investment and not with a view to distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: October 26, 2017	By:	/s/	Patrick White
	Name:		Patrick White
	Title:		President